Exhibit 99.2

GPS Global Tracking & Surveillance System Ltd.
(A Development Stage Company)

Unaudited Condensed Interim Consolidated Financial Statements
As of March 31, 2014

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company) INDEX

Page
UNAUDITED CONDENSED INTERIM CONSOLIATED FINANCIAL STATEMENTS

Condensed Interim Consolidated Balance Sheets	1
Condensed Interim Consolidated Statements of Comprehensive Loss	2
Condensed Interim Consolidated Statements of Cash Flows	3

NOTES TO CONDENSED INTERIM CONSOLIATED FINANCIAL STATEMENTS	4-6

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
Condensed Interim Consolidated Balance Sheets

	March 31,	September 30,
	2014 (Unaudited)	2013
	(in thousands)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$195	$-
Inventory	12	12
Other current assets	22	16
Total Current Assets	229	28

NON-CURRENT ASSETS:
Property and equipment, Net	47	58
Monitoring equipment	48	63
Severance pay funds	21	11
Total Non- Current Assets	116	132

Total Assets	$345	$160

LIABILITIES & SHAREHOLDER'S DEFICIT:
CURRENT LIABILITIES:
Banks' lines of credit and loan	$ *	$143
Accrued payroll and other compensation related accruals	62	72
Accounts payable and accrued expenses	70	170
Accounts payable and accrued expenses of GPS Albania	66	66
Due to Shareholder and his wholly owned entities	2,180	2,062
Total Current Liabilities	2,378	2,513

Accrued severance pay	83	47
Due to SecureAlert, Inc.	753	-
Total Liabilities	$3,214	$2,560

SHAREHOLDER'S DEFICIT
Ordinary shares of NIS 1 ($ 0.3) par value	*	*
Accumulated other comprehensive loss during the development stage	(145)	(151)
Accumulated losses during the development stage	(2,660)	(2,185)
Total Shareholder's Deficit	(2,869)	(2,400)
Total Liabilities and Shareholder's Deficit	$345	$160

* Less than 1 thousand

The accompanying notes are an integral part of the condensed interim consolidated financial statements.

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
Unaudited Condensed Interim Consolidated Statements of Comprehensive Loss

			Period from July 31, 2008 through March 31, 2014
	Six Month Ended
	March 31, 2014	March 31, 2013
	(in thousands)

Revenues	$-	$206	$544
Cost of revenues	-	115	344
Gross profit	-	91	200
Research and development expenses	215	218	1,344
Sales and marketing expenses	61	70	415
General and administrative expenses	190	177	1,125
Operating loss	466	374	2,684
Interest expenses	8	7	39
Net loss	474	381	2,723
Other comprehensive (income) loss - currency translation adjustments	(5)	109	145

Comprehensive loss	$469	$490	$2,868

The accompanying notes are an integral part of the condensed interim consolidated financial statements.

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
Unaudited Condensed Interim Consolidated Statements of Cash Flow

	Six Months Ended		Period from July 31, 2008 through March 31, 2014
	March 31, 2014	March 31, 2013
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(474)	$(381)		$(2,723)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	25	30		159
Capital loss from vehicle sale	-	-		5
Changes in operating assets and liabilities:
Decrease (Increase) in other current assets	(6)	27		(18)
Decrease (Increase) in inventory	-	91		(11)
Increase (Decrease) in Accrued payroll and other compensation related accruals	(40)	38		122
Increase (Decrease) in Accounts payable and accrued expenses	(76)	(144)		29
Increase in Accounts payable and accrued expenses of GPS Albania	-	32		66
Increase (Decrease) in due to Shareholders	30	29		195
Increase in accrued severance pay, net	26	(4)		58
Total Adjustments	(41)	99		605
Net Cash Used In Operating Activities	$(515)	$(282)		$(2,118)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of monitoring equipment and property and equipment	$-	$(80)		$(314)
Proceeds from sale of vehicle	-	-		62
Net Cash Used In Investing Activities	$-	$(80)		$(252)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank's line of credit and loan, net	$(141)	$(52)	$	*
Proceeds from SecureAlert, Inc.	750	-		705
Proceeds net of repayments Due to Shareholder and his wholly owned entities	101	415		1,849
Net Cash Provided By Financing Activities	$710	$363		$2,554

Net Change In Cash	195	-		184
CASH AT BEGINNING OF THE PERIOD	-	-		-
EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	*	-		12
CASH AT END OF THE FISCAL PERIOD	$196	$-		$196

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid:
Interest and bank charges	$8	$7	$39

The accompanying notes are an integral part of the condensed interim consolidated financial statements.

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
Notes to Unaudited Condensed Interim Consolidated Financial Statements

NOTE 1 - General

a.
GPS Global Tracking & Surveillance System Ltd. (the "Company") was incorporated in Israel on July 31, 2008. The Company develops products for locating, tracking, tracing, monitoring and surveillance solutions of offenders, vehicles, facilities and human resources and specializes in developing innovative products using advanced technologies and tailored turn-key solutions for its customers worldwide. The Company has been engaged primarily in research and development of its products and has had limited operations to date, as such, its ability to continue to operate is dependent on the completion of the development of its products, the ability to market and sell its products and additional financing until profitability is achieved, therefore it is considered as a development stage company. The Company was wholly owned by its founder, an Israeli resident who is also its Chairman and Chief Executive Officer (the "Shareholder").

b.
On March 12, 2014, SecureAlert, Inc. ("SA"), a Utah (United States of America) corporation (SA operates also internationally in the business of tracking and surveillance systems and monitoring services) which its common stock is currently quoted on the OTC Markets (OTCQB) signed an agreement with the Company and its Shareholder, to purchase the outstanding stock of the Company and certain amounts due to him and its wholly owned entities by the Company (“Agreement”). Pursuant to the Agreement, on March 17, 2014, SA acquired aggregated amounts of $188,596 due to the Shareholder's wholly owned entities. On April 1, 2014, the acquisition by SA was completed and the outstanding shares of the Company were purchased from the Shareholder as well as aggregated amounts of NIS6,901,293 ($1.976 million) due to him by the Company. Additionally pursuant to the Agreement, SA committed to provide the Company up to $3 million to fund its operations of which NIS2 million ($576 thousand) was funded in on March 17, 2014 and additional $100 thousand up to June 12, 2014. Further, SA committed not to call for a repayment of all the outstanding debts mentioned above for at least 12 months from June 12, 2014. On April 1, 2014, SA and the Company entered into an employment agreement with the Shareholder for a period of at least two years.

c.
The Company had Shareholder's deficit and negative working capital amounted to $2.869 and $2.149 million, respectively, as of March 31, 2014. The Company incurred net losses and comprehensive income for the six month ended March 31, 2014 amounted to $474 and $469 thousand, respectively. The Company also incurred accumulated losses and accumulated comprehensive loss for the period from July 31, 2008 (inception) and through March 31, 2014 amounted to $2.66 and $2.185 million, respectively. In addition, the Company incurred negative cash flows from operations of $515 thousand and $2.118 million for the six month ended March 31, 2014 and for the period from July 31, 2008 (inception) through March 31, 2014, respectively. In order to fund its marketing and research and development activities, the Company will rely on financing expected to be received from SA as mentioned above which undertook to support the Company for at least the next 12 months from the approval date of these condensed interim consolidated financial statements. Therefore, the Company’s condensed interim consolidated financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and assumes that the Company will continue as a going concern.

GPS Global Tracking & Surveillance System Ltd. (A Development Stage Company)
Notes to Unaudited Condensed Interim Consolidated Financial Statements

NOTE 1 – General (Cont.)

d.
In connection with the preparation of the condensed interim consolidated financial statements and in accordance with authoritative guidance for subsequent events, the Company evaluated subsequent events after the balance sheet date of March 31, 2014, through June 13, 2014, the date on which the condensed interim consolidated financial statements were issued.

NOTE 2 - Summary of Significant Accounting Policies

a.	Basis of Presentation
The unaudited interim condensed consolidated financial information should be read in conjunction with the annual consolidated  financial statements of  GPS Global  and related notes because certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted. In the opinion of management, the accompanying condensed interim consolidated financial information contains all adjustments, consisting only of normal recurring adjustments necessary to present fairly the Company’s financial position as of March 31, 2014, and results of its operations for the six months ended March 31, 2014 and 2013. The results of operations for the six months ended March 31, 2014 may not be indicative of the results for the fiscal year ending September 30, 2014. The accompanying condensed interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

b.	Foreign Currency

The functional currency of the Company is the New Israeli Shekel ("NIS"). The functional currency of GPS Albania is Lek. The consolidated financial statements have been prepared based on a translation into the U.S. Dollar ("$" or "Dollar") under the principles prescribed in ASC Topic 830 "Foreign Currency Matters". Assets and liabilities are translated at year-end exchange rates, while revenues and expenses are translated at the reporting periods' average exchange rates, as applicable. As of March 31, 2014 and 2013 the Dollar/NIS exchange rates were NIS3.492 and NIS3.64, respectively. As of March 31, 2014 and 2013 the Dollar/Lek exchange rates were Lek100.2 and Lek107.1.

The Dollar/NIS average exchange rates for the six month ended March 31, 2014 and 2013 and for the period from July 31, 2008 (inception) through March 31, 2014 were NIS3.504, NIS3.773 and NIS3.725, respectively.The Dollar/ Lek average exchange rates for the six month ended March 31, 2014 and 2013 and for the period from July 31, 2008 (inception) through March 31, 2014 were Lek101.05, Lek104.886 and 100.885, respectively. Differences resulting from such translation are presented as "Other comprehensive loss" in the consolidated statements of comprehensive loss and "Accumulated other comprehensive income (loss) during the development stage" in the consolidated statements of changes in Shareholder's equity.

All amounts are presented in U.S. Dollars rounded to the nearest thousand, unless otherwise indicated.

NOTE 3 - Related Parties

The following are balances and transactions with the Shareholder and his wholly owned entities:

	March 31	September 30
	2014	2013
	(in thousands)
	Unaudited	Audited
LineBit Systems Ltd.	$16	$161
Eytanim Building and Infrastructure Ltd.	-	5
Accrued payroll	53	44
Loans	1,976	1,711
Accumulated payments made by the Shareholder to various vendors on behalf of the Company	135	141
	$2,180	$2,062

	Six months ended March 31, 2014	Period from July 31, 2008 through March 31, 2014
	(in thousands)

Research and development expenses	$3	$68
General and administrative expenses	3	68
	$6	$136